SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON DC 20549

                             ______________

                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) DECEMBER 18, 2000

                               SHOPSS.COM, INC.
           (Exact name of Registrant as Specified in Charter)


Utah                                                         592159271
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(State of Other Jurisdiction  (Commission              (IRS Employer
  of Incorporation)            File Number)          Identification No.)


5201 Great America Parkway, Suite 320/3102, Santa Clara, CA 95054
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(Address of Principal Executive Offices)


Registrant's telephone number, including area code (408) 216-4756
                                                    -------------------
                  115 Newton Road  Plainview, NY 11803
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      (Former name or Former Address, if Changed Since Last Report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Shopss.com, Inc. (the "Registrant") entered into a Share Exchange Agreement, dated as of December 18, 2000 (the "Share Exchange Agreement") by and among, the Registrant, AccessTel, Inc. ("AccessTel") and the shareholders of AccessTel named therein (the "Shareholders"). Pursuant to the Share Exchange Agreement, on December 18, 2000 (the "Closing"), the Registrant acquired from the Shareholders all of the shares of AccessTel (the "Acquisition") in exchange for Thirty-six million one hundred thousand five hundred and forty (36,100,540) shares of the Registrant's common stock representing 80% of the issued and outstanding shares of the Registrant after giving effect to the Acquisition.

On the Closing Gerard Conca and Michele Miller resigned as officers and as directors of the Registrant. Pursuant to the terms of the Share Exchange Agreement, Messrs. Lawrence Liang and Stuart Bockler became members of the board of directors of the Registrant. The directors then elected Mr. Lawrence Liang as the Chief Executive Officer and President and Mr. Bockler as the Chief Financial Officer and Secretary.

The following table sets forth certain information after giving effect to the issuance of the securities at the Closing with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant's directors, executive officers and each person know to the Registrant who own in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group.

Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:


NAME                    TOTAL NUMBER            PERCENTAGE
                         OF SHARES              OWNERSHIP
Stuart Bockler          6,192,000               17.12
Lawrence Liang          7,032,500               19.44
All Directors and
Executive Officers
(2 persons)            13,224,500               36.56




ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

As described in Item 1 above, pursuant to the Share Exchange Agreement, the Registrant acquired all of the issued and outstanding stock of AccessTel. In consideration therefor, the Registrant issued to the Shareholders Thirty-six million one hundred thousand five hundred and forty (36,100,540) shares of the Registrant's common stock. The consideration for the acquisition of AccessTel was negotiated on an arms length basis.

AccessTel was founded in February 1999 and is incorporated in the State of Delaware. AccessTel is a supplier of Broadband Wireless, VoIP and Utility Meter Reading over a Wireless and Wired Broadband Network. There services will be provided primarily in China and the Western United States from AccessTel's base in Santa Clara, Calif. The wireless network and wireless local loop services will provide rapid deployment of phone,
fax, high-speed data, video and fixed ISP connection.   In addition to
deploying broadband wireless strategies and telecom solutions, AccessTel plans to develop 3G Wireless Appliance Technologies.

ITEM 5. OTHER EVENTS.

a) Registrant has moved its principal executive offices from 115 Newton Road, Plainview, NY 11803 to 5201 Great America Parkway, Suite
   320/3102, Santa Clara, CA 95054.

ITEM 7. FINANCIAL  STATEMENT,  PRO  FORMA  FINANCIAL INFORMATIN AND
EXHIBITS.

a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
   The financial statements required by this item are not included in this initial report on form 8-K. Such financial statements will be filed by amendment not later than 60 days from the date hereof.

(c) EXHIBITS.

1.1 Share Exchange Agreement, dated as of December 18, 2000 by and among, the Registrant, AccessTel and the shareholders of AccessTel named therein.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SHOPSS.COM, INC.
Date January 2, 2001

                              By/s/ Lawrence Liang
                             ---------------------
                              Name: Lawrence Liang
                             Title: President and Chief Executive Officer